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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934


                         FNANB CREDIT CARD MASTER TRUST
             (Exact name of registrant as specified in its charter)


   United States                                           58-1897792
--------------------------------------------------------------------------------
  (State or other                                        (IRS Employer
  jurisdiction of                                     Identification No.)
  incorporation)



  225 Chastain Meadows Court, Kennesaw, Georgia(1)          30144
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    (Address of principal executive offices)             (Zip Code)


                     Securities to be Registered Pursuant to
                            Section 12(b) of the Act:

                                                   Name of each exchange
     Title of each class                            on which each class
     to be so registered                            is to be registered
--------------------------------------------------------------------------------
            None                                           None


                     Securities to be Registered Pursuant to
                            Section 12(g) of the Act:

         Class A Floating Rate Asset Backed Certificates, Series 1997-2
                                     and the
         Class B Floating Rate Asset Backed Certificates, Series 1997-2
                (collectively, the "Series 1997-2 Certificates")
--------------------------------------------------------------------------------
                                (Title of Class)


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(1) Formerly 1800 Parkway Place, Marietta, Georgia 30067.


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Item 1. Description of Registrant's Securities to be Registered.

         The information required in Item 1 is incorporated by reference to the sections entitled "Description of the Certificates" contained on pages 52 through 77 of the Prospectus for the FNANB Credit Card Master Trust dated November 19, 1997, which pages are attached as Exhibit 3 hereto.

Item 2. Exhibits.

        Exhibit 1 Master Pooling and Servicing Agreement dated as of October 30, 1997 between First North American National Bank, as Transferor and Servicer, and First Union National Bank, as Trustee.(2)

        Exhibit 2 Series 1997-2 Supplement dated as of November 25, 1997 to the Master Pooling and Servicing Agreement dated as of October 30, 1997 between First North American National Bank, as Transferor and Servicer, and First Union National Bank, as Trustee.(3)

        Exhibit 3 Section entitled "Description of the Certificates" contained on pages 52 through 77 of the Prospectus for the FNANB Credit Card Master Trust dated November 19, 1997.(4)

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(2)      Incorporated by reference to Amendment No. 1 to the registrant's
         Registration Statement on Form S-3 (Registration No. 333-32591) filed with the Securities and Exchange Commission on November 12, 1997.

(3) Incorporated by reference to Amendment No. 1 to the registrant's Registration Statement on Form S-3 (Registration No. 333-32591) filed with the Securities and Exchange Commission on November 12, 1997.

(4) Only the pages specified are filed as an exhibit hereto. The Prospectus for the FNANB Credit Card Master Trust and the Series 1997-2 Certificates was filed with the Securities and Exchange Commission on November 21, 1997 pursuant to Rule 424(b)(1) under the Securities Act of 1933, as amended.

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                                    Signature

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                         FNANB CREDIT CARD MASTER TRUST



                                  By:  FIRST NORTH AMERICAN NATIONAL BANK,
                                       as Transferor and Servicer


                                  By:  /s/ Michael T. Chalifoux
                                       -----------------------------------
                                       Michael T. Chalifoux
                                       Chairman of the Board and President



Date: June 26, 1998




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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    EXHIBITS
                                       TO
                                    FORM 8-A


                         FNANB CREDIT CARD MASTER TRUST



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                                INDEX TO EXHIBITS



Exhibit
Number                               Exhibit
------                               -------

  3 Sections entitled "Description of the Certificates" contained on pages 52 through 77 of the Prospectus for the FNANB Credit Card Master Trust dated November 19, 1997


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